Exhibit 3.101

This form must be type written or computer generated
Date: 02/01/2016
6319122
RECEIVED

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Certificate of Organization (Limited Liability Company)
This form must be type written or computer generated
Date: 02/01/2016